SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) September 17, 2002 (September 17, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



          Oklahoma                    1-13726                 73-1395733
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(State or other jurisdiction    (Commission File No.)        (IRS Employer
      of incorporation)                                    Identification No.)


       6100 North Western Avenue, Oklahoma City, Oklahoma        73118
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            (Address of principal executive offices)           (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         On September 17, 2002, Chesapeake Energy Corporation (the "Company") issued a press release announcing the election of Charles T. Maxwell to its Board of Directors. The following was included in the press release:

                   CHESAPEAKE ENERGY CORPORATION ANNOUNCES THE
                ELECTION OF CHARLES T. MAXWELL AS A NEW DIRECTOR

OKLAHOMA CITY, OKLAHOMA, September 17, 2002 - Chesapeake Energy Corporation (NYSE: CHK) today announced that its Board of Directors has elected Charles T. Maxwell to a term expiring in 2003. Maxwell is the senior energy analyst at Weeden & Co., an institutional research and brokerage firm located in Greenwich, Connecticut. He is the author of over 1,000 publications related to oil and natural gas issues and has been a frequent energy commentator on numerous television programs, including Wall Street Week and similar business programs on CNBC, CNN, ABC, and Bloomberg TV.

Maxwell's education includes degrees in 1953 from Princeton University (where he was a Jadwin Scholar) and in 1957 from Oxford University (where he was a Marshall Scholar). His academic concentrations were in Middle Eastern languages, political science and history.

Entering the oil and natural gas industry in 1957, Maxwell worked for Mobil Oil Corporation for 11 years in the U.S., Europe and Africa. In 1968, Maxwell joined
C. J. Lawrence, an institutional research and brokerage firm, as an international oil analyst. While there, he was ranked by Institutional Investor magazine as the No. 1 analyst in his field on 10 occasions from 1972 through 1986. He rose to the position of Managing Director of C.J. Lawrence/Morgan Grenfell and retired from the firm in 1997, several years after it was acquired by Deutsche Bank. In 1999, Maxwell returned to energy industry analysis when he joined Weeden and Co.

For the last 17 years Maxwell has been an active member of the Oxford Energy Policy Club at St. Antony's College in Oxford, England, an organization comprised of OPEC and energy industry executives from 30 countries who meet twice a year to discuss trends within the energy industries.

Aubrey K. McClendon, Chairman and Chief Executive Officer of Chesapeake said of Maxwell's appointment, "We are extremely pleased to have Charley Maxwell join Chesapeake's board. We have followed his analytical work for a long time and have come to know him personally over the past few years. Charley is a one of the foremost experts on energy trends today and we especially appreciate his extraordinary understanding of the political, cultural and industry developments shaping the Middle East today. Charley has been a premier authority on our industry for over 30 years and we should greatly benefit from his counsel in the years ahead."

Maxwell's appointment increases the size of Chesapeake's Board to seven. Management is represented by Aubrey K. McClendon and Tom L. Ward, the company's co-founders. The other four members are Edgar F. Heizer, Jr. of Chicago; Breene
M. Kerr of Easton, Maryland; Shannon T. Self of Oklahoma City; and Frederick B. Whittemore of New York City.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CHESAPEAKE ENERGY CORPORATION


                                          By: /s/ Aubrey K. McClendon
                                             ---------------------------------
                                                    Aubrey K. McClendon
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Dated:  September 17, 2002